UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEELOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT
TO
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 10, 2024

The date of this Supplement is December 22, 2023

On December 15, 2023, Seelos Therapeutics, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2024 Special Meeting of Stockholders (the “Special Meeting”) to be held on Wednesday, January 10, 2024 at 8:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/SEEL2024SM. As previously disclosed, the record date for determining the Company’s stockholders entitled to vote at the Special Meeting is December 1, 2023 (the “Record Date”).

The Company is providing this supplement (this “Supplement”) solely to correct information that appears in the  following sections of the Proxy Statement: the second paragraph of the Solicitation and Voting Procedures section, the first paragraph of Proposal No. 1, the section entitled “Possible Effects if Proposal No. 1 is Approved” in Proposal No. 1, the first paragraph of Proposal No. 2, the first two paragraphs of the section entitled “Background and Reasons for the Share Increase” in Proposal No. 2, and the Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters section. The Proxy Statement indicated that there were 9,794,594 shares of common stock issued and outstanding as of the Record Date for the Special Meeting; however, there were 9,570,063 shares of common stock outstanding as of the Record Date. This Supplement corrects the number of shares outstanding and each share number or other calculation based on that number that is included in the Proxy Statement.  The Company apologizes for any confusion and has included below corrected excerpts of the Solicitation and Voting Procedures, Proposal No. 1, Proposal No. 2 and Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters sections.

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Solicitation and Voting Procedures

As of the Record Date, there were 9,570,063 shares of Common Stock issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.

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PROPOSAL NO. 1

CONVERTIBLE NOTE PROPOSAL

We are asking our stockholders to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) and as required under the terms of the Amendment (as defined below), the issuance of shares of our Common Stock upon conversion of the Convertible Note (as defined below) previously issued to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021 pursuant to the 2021 Lind Securities Purchase Agreement (as defined below). As of the Record Date, assuming stockholders approve this Proposal No. 1 and therefore the Exchange Cap no longer applies, and based on the assumptions below, we could issue approximately 6,409,355 shares of Common Stock to satisfy principal and interest payments under the Convertible Note, which, if all such shares of Common Stock were issued and outstanding, would represent approximately 40.1% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global to satisfy principal and interest payments under the Convertible Note based on the quotient obtained by dividing the $13.9 million principal amount of the Convertible Note as of the Record Date by 90% of the average of the five lowest daily volume weighted average price (“VWAP”) of our Common Stock during the 20 trading days prior to the Record Date, or $2.17. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued to satisfy principal and interest payments under the Convertible Note will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the 6,409,355 shares of Common Stock disclosed in this illustration. In addition, in the event of an Event of Default (as defined in the Convertible Note), Lind Global would have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion, which could result in the issuance of even more shares than in the foregoing illustration.

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Possible Effects if Proposal No. 1 is Approved

If our stockholders approve this proposal, we would be able to issue additional shares to Lind Global under the Convertible Note without being subject to the limitations imposed by the Exchange Cap. As of the Record Date, there were approximately 6,409,355 shares of Common Stock that could become issuable pursuant to the Convertible Note, which, if all such shares of Common Stock were issued and outstanding, would represent approximately 40.1% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global to satisfy principal and interest payments under the Convertible Note based on the quotient obtained by dividing the $13.9 million principal amount of the Convertible Note as of the Record Date by 90% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the Record Date, or $2.17. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued to satisfy principal and interest payments under the Convertible Note will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the 6,409,355 shares of Common Stock disclosed in this illustration. In addition, in the event of an Event of Default (as defined in the Convertible Note), Lind Global would have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $180.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion, which could result in the issuance of even more shares than in the foregoing illustration.

Any additional shares of Common Stock that would be issuable to Lind Global upon conversion of the Convertible Note or to satisfy principal or interest payments thereunder would have the same rights and privileges as the shares of our currently authorized Common Stock. The issuance of such shares will not affect the rights of the holders of outstanding Common Stock, but such issuance will have a dilutive effect on our existing stockholders, including on the voting power and economic rights of our existing stockholders, and may result in a decline in the price of our Common Stock or in greater price volatility. If our stockholders approve this proposal, then we may issue shares of our Common Stock to Lind Global to satisfy principal and interest payments under the Convertible Note or upon conversion of the Convertible Note in excess of 19.99% of our outstanding shares of Common Stock as of the date of entry into the 2021 Lind Securities Purchase Agreement.

If our stockholders approve this proposal, Lind Global is expected to have the right to acquire up to 40.1% of our Common Stock (calculated as noted above). However, the Convertible Note includes a provision that prohibits us from issuing shares to Lind Global to the extent that Lind Global’s beneficial ownership of our shares of Common Stock would exceed 4.99% of the outstanding shares of Common Stock (subject to an increase to 9.99% in certain circumstances), such that Lind Global’s beneficial ownership of our Common Stock will not exceed such percentage at any given time.

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PROPOSAL NO. 2

AUTHORIZED SHARE INCREASE PROPOSAL

Our stockholders are being asked to approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of authorized shares of Common Stock. On November 30, 2023, the Board approved a proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 shares to 400,000,000 (the “Share Increase”). On November 28, 2023, we effected the Reverse Stock Split under Nevada Revised Statutes (“NRS”) 78.207, which required a corresponding and proportional decrease in the number of authorized shares of Common Stock from 480,000,000 shares to 16,000,000 shares. As of the close of business on the Record Date, there were 9,570,063 shares of Common Stock issued and outstanding, and 6,400,999 shares of Common Stock were reserved for issuance under long-term equity incentive plans, the employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock. Accordingly, of the total number of shares of Common Stock currently authorized under our Articles of Incorporation, 28,938 shares of Common Stock remain available for issuance or may be reserved for issuance.

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Background and Reasons for the Share Increase

Our Articles of Incorporation currently authorize the issuance of up to 16,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the close of business on the Record Date, there were 9,570,063 shares of Common Stock issued and outstanding, and 6,400,999 shares of Common Stock were reserved for issuance under long-term equity incentive plans, employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock. Accordingly, of the total number of shares of Common Stock currently authorized under our Articles of Incorporation, 28,938 shares of Common Stock remain available for issuance or may be reserved for issuance.

If the Amendment is approved by our stockholders, upon its effectiveness we will have a total of 400,000,000 authorized shares of Common Stock, with 9,570,063 shares of Common Stock issued and outstanding (as of the Record Date), and 6,400,999 shares reserved for issuance under long-term equity incentive plans, the employee stock purchase plan, the Convertible Note and warrants to purchase Common Stock, leaving available 384,028,938 shares of Common Stock authorized and unissued and not reserved for any specific purpose.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership, as of December 1, 2023, of Common Stock by (a) our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of our outstanding Common Stock. All references to share numbers herein give effect to the 1-for-30 Reverse Stock Split that we effected on November 28, 2023.

Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of Common Stock issuable under stock options or warrants that are exercisable within 60 days of December 1, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (%)(1)
Directors and Named Executive Officers(2)
Raj Mehra, Ph.D.(3)	408,899	4.2%
Michael Golembiewski(4)	116,937	1.2%
Daniel J. O’Connor, J.D., Director(5)	5,770	*
Brian Lian, Ph.D., Director(6)	5,236	*
Richard W. Pascoe, Director(7)	4,974	*
Margaret Dalesandro, Ph.D., Director(8)	5,090	*
All current executive officers and directors as a group (six persons)(9)	546,906	5.6%
* Denotes less than one percent.
(1)	Percentage ownership is calculated based on a total of 9,570,063 shares of Common Stock issued and outstanding as of December 1, 2023.
(2)	Unless otherwise indicated, the address for each of our directors and executive officers is c/o 300 Park Avenue, 2nd Floor, New York, NY, 10022.
(3)
Represents (i) 185,143 shares of Common Stock held directly by Dr. Mehra, (ii) 75,757 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of December 1, 2023, and (iii) 147,999 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(4)
Represents (i) 86,452 shares of Common Stock held directly by Mr. Golembiewski, and (ii) 30,485 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(5)
Represents (i) 534 shares of Common Stock held directly by Mr. O’Connor, and (ii) 5,236 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(6)	Comprised solely of shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.
(7)
Represents (i) 173 shares of Common Stock held directly by Mr. Pascoe, (ii) 2 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of December 1, 2023, and (iii) 4,799 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(8)
Represents (i) 1,167 shares of Common Stock held directly by Dr. Dalesandro, and (ii) 3,923 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2023.

(9)	Comprised of shares beneficially owned by each of our directors and current executive officers.

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Additional Information

If you have already submitted your proxy for the Special Meeting and wish to revoke or change your vote, you may do so at any time before the final vote at the Special Meeting. Any holder of record may revoke a proxy submitted in advance of the Special Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Special Meeting, (ii) delivering an executed, later-dated proxy or (iii) participating in the Special Meeting and voting shares electronically during the meeting. Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institutions for information on how to do so. Beneficial Holders who wish to attend the Special Meeting and vote electronically during the meeting should contact their respective Financial Institutions in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote electronically during the meeting. Without a legal proxy, Beneficial Holders cannot vote electronically during the Special Meeting. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement and this Supplement have been filed with the SEC and are also available on our website at www.seelostherapeutics.com/sec-filings/.